UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

DOVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway

Downers Grove, Illinois 60515

(Address of Principal Executive Offices)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Dover Corporation (the “Company”) held its Annual Meeting of Shareholders on May 7, 2015, at which meeting the shareholders (1) elected twelve directors, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015, (3) approved, on an advisory basis, named executive officer compensation and (4) approved a shareholder proposal regarding shareholder action by written consent without a meeting.

The breakdown of the shareholder votes on these matters is listed below:

1. Election of directors:

Director	For	Against	Abstain	Broker Non-Vote
Robert W. Cremin	125,044,257	512,431	182,582	14,670,185
Jean-Pierre M. Ergas	123,682,055	1,875,122	182,093	14,670,185
Peter T. Francis	124,938,202	600,977	200,091	14,670,185
Kristiane C. Graham	123,937,893	1,616,763	184,614	14,670,185
Michael F. Johnston	125,257,572	277,204	204,494	14,670,185
Robert A. Livingston	124,848,091	710,036	181,143	14,670,185
Richard K. Lochridge	123,644,422	1,915,598	179,250	14,670,185
Bernard G. Rethore	123,851,153	1,679,993	208,124	14,670,185
Michael B. Stubbs	124,208,161	1,346,424	184,685	14,670,185
Stephen M. Todd	125,317,433	217,481	204,356	14,670,185
Stephen K. Wagner	125,293,139	240,203	205,928	14,670,185
Mary A. Winston	125,171,470	385,779	182,021	14,670,185

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015:

For	Against	Abstain	Broker Non-Vote
138,680,123	1,548,001	181,331	0

3. To approve, on an advisory basis, named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
120,797,430	4,519,112	422,728	14,670,185

4. A shareholder proposal regarding shareholder action by written consent without a meeting:

For	Against	Abstain
65,195,889	60,065,391	478,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary